                                 EXHIBIT 12(b)
                             J.P. MORGAN CHASE & CO.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                          (IN MILLIONS, EXCEPT RATIOS)


                                                                                  SIX MONTHS ENDED
                                                                                     JUNE 30, 2001
EXCLUDING INTEREST ON DEPOSITS
------------------------------
Income before income taxes and effect of accounting change                             $   2,465
                                                                                       ---------

Fixed charges:
     Interest expense                                                                      7,692
     One-third of rents, net of income from subleases (a)                                    115
                                                                                       ---------
Total fixed charges                                                                        7,807
                                                                                       ---------

Less:  Equity in undistributed income of affiliates                                          (61)
                                                                                       ----------

Earnings before taxes, effect of accounting change and fixed charges,
   excluding capitalized interest                                                      $  10,211
                                                                                       =========

Fixed charges, as above                                                                $   7,807

Preferred stock dividends                                                                     40
                                                                                       ---------

Fixed charges including preferred stock dividends                                      $   7,847
                                                                                       =========

Ratio of earnings to fixed charges and
     preferred stock dividend requirements                                                  1.30
                                                                                       =========

INCLUDING INTEREST ON DEPOSITS
------------------------------
Fixed charges including preferred stock dividends, as above                            $   7,847

Add:  Interest on deposits                                                                 4,758
                                                                                       ---------

Total fixed charges including preferred stock
   dividends and interest on deposits                                                  $  12,605
                                                                                       =========

Earnings before taxes, effect of accounting change and fixed charges,
   excluding capitalized interest, as above                                            $  10,211

Add:  Interest on deposits                                                                 4,758
                                                                                       ---------

Total earnings before taxes, effect of accounting change, fixed charges
   and interest on deposits                                                            $  14,969
                                                                                       =========

Ratio of earnings to fixed charges
   and preferred stock dividend requirements                                                1.19
                                                                                       =========

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(a) The proportion deemed representative of the interest factor.
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